RULE 10F-3 TRANSACTIONS

                                                         AFFILIATED PRINCIPAL EXECUTING                 SHARES/PAR
       FUND NAME        SECURITY DESCRIPTION  TRADE DATE      UNDERWRITER       BROKER  PURCHASE PRICE    AMOUNT
       ---------       ---------------------- ---------- -------------------- --------- -------------- -----------
 Cash Investment Money Berkshire Hathaway BRK  02/04/10       Wells Fargo        JPM       $100.00      23,500,000
      Market Fund           Float 2/10/11
Prime Investment Money Berkshire Hathaway BRK  02/04/10       Wells Fargo        JPM       $100.00      27,000,000
      Market Fund           Float 2/10/11
   Money Market Fund   Berkshire Hathaway BRK  02/04/10       Wells Fargo        JPM       $100.00      10,000,000
                            Float 2/10/11
  Money Market Trust   Berkshire Hathaway BRK  02/04/10       Wells Fargo        JPM       $100.00       5,000,000
         Fund               Float 2/10/11
    Overland Sweep     Berkshire Hathaway BRK  02/04/10       Wells Fargo        JPM       $100.00       3,000,000
         Fund               Float 2/10/11
    Heritage Money     Berkshire Hathaway BRK  02/04/10       Wells Fargo        JPM       $100.00     100,000,000
      Market Fund           Float 2/10/11
      WFMT Money       Berkshire Hathaway BRK  02/04/10       Wells Fargo        JPM       $100.00       1,500,000
   Market Portfolio         Float 2/10/11